      As filed with the Securities and Exchange Commission on May 15, 2003
                                                 Registration No. 333-__________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-3
                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933

                             ----------------------

                         MEMC ELECTRONIC MATERIALS, INC.
             (Exact Name of Registrant as Specified in its Charter)

             Delaware                                       56-1505767
(State or Other Jurisdiction of                         (I.R.S. Employer
Incorporation or Organization)                         Identification No.)

                       501 Pearl Drive (City of O'Fallon)
                           St. Peters, Missouri 63376
                                 (636) 474-5000
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

                             ----------------------

                                David L. Fleisher
                  Vice President, General Counsel and Secretary
                         MEMC Electronic Materials, Inc.
                       501 Pearl Drive (City of O'Fallon)
                           St. Peters, Missouri 63376
                                 (636) 474-5000
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                             ----------------------

                        Copies of all correspondence to:

                                  LaDawn Naegle
                                 Bryan Cave LLP
                           700 Thirteenth Street, N.W.
                                    Suite 700
                              Washington, DC 20005
                                 (202) 508-6000

                             ----------------------

      Approximate date of commencement of proposed sale to public: From time to time after the effective date of this registration statement.

      If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

      If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

      If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [X] File No. 333-104529

      If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

===================================================================================================================================
                                                                  Proposed               Proposed
                                                                   Maximum                Maximum
                                              Amount to be     Aggregate Price      Aggregate Offering         Amount of
Title of Securities to be Registered           Registered         Per Share               Price            Registration Fee
Secondary offering (1):
Common Stock, par value $.01 per share         2,300,000             $10.00            $23,000,000            $1,860.70

===================================================================================================================================

 (1) Represents shares which may be sold by a selling stockholder from time to time pursuant to this registration statement.

                                EXPLANATORY NOTE

     This Registration Statement on Form S-3 is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended. MEMC Electronic Materials, Inc. (the "Company") hereby incorporates by reference into this Registration Statement on Form S-3 in its entirety the Registration Statement of Form S-3 (File No. 333-104529) declared effective on April 22, 2003 by the Securities and Exchange Commission (the "Commission"), including each of the documents filed by the Company with the Commission and incorporated or deemed to be incorporated by reference in such Registration Statement and all exhibits thereto.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

     Item 16. Exhibits

     All the exhibits filed with or incorporated by reference in Registration Statement No. 333-104259 are incorporated by reference into, and shall be deemed part of, this Registration Statement, except the following, which are filed herewith:

Exhibit No.    Description of Exhibit
-----------    ----------------------

5              Opinion of Bryan Cave LLP

23-a           Consent of KPMG LLP

23-b           Consent of KPMG Certified Public Accountants

24             Power of Attorney (included on the signature page hereto)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of St. Peters, state of Missouri, on May 15, 2003.

                                   MEMC ELECTRONIC MATERIALS, INC.



                                   By: /s/ Nabeel Gareeb
                                       -----------------------------------------
                                       Nabeel Gareeb
                                       President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated. Each of such persons appoints Nabeel Gareeb and James M. Stolze, or each of them with full power to act without the other, his true and lawful attorneys-in-fact and agents of him and on his behalf and in his name, place and stead, and in any and all capacities, with full and several power of substitution, to sign and file with the proper authorities any and all documents in connection with this registration statement on Form S-3 (including any amendments and post-effective amendments hereto), granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Signature                            Title                                                       Date
---------                            -----                                                       ----
/s/ Nabeel Gareeb
---------------------------------
Nabeel Gareeb                        President, Chief Executive Officer and Director
                                     (Principal Executive Officer)                               May 15, 2003

/s/ James M. Stolze
---------------------------------
James M. Stolze                      Executive Vice President and Chief Financial Officer
                                     (Principal Financial and Accounting Officer)                May 15, 2003

/s/ Robert J. Boehlke
---------------------------------
Robert J. Boehlke                    Director                                                    May 15, 2003


/s/ Jean-Marc Chapus
---------------------------------
Jean-Marc Chapus                     Director                                                    May 14, 2003


/s/ James G. Coulter
---------------------------------
James G. Coulter                     Director                                                    May 15, 2003


/s/ John G. Danhakl
---------------------------------
John G. Danhakl                      Director                                                    May 15, 2003

Signature                            Title                                    Date
---------                            -----                                    ----
/s/ Gene J. Frantz
---------------------------------
Gene J. Frantz                       Director                                  May 15, 2003


/s/ John Marren
---------------------------------
John Marren                          Chairman of the Board of Directors        May 15, 2003


/s/ C. Douglas Marsh
---------------------------------
C. Douglas Marsh                     Director                                  May 15, 2003


/s/ William E. Stevens
---------------------------------
William E. Stevens                   Director                                  May 15, 2003


/s/ William D. Watkins
---------------------------------
William D. Watkins                   Director                                  May 15, 2003

                                  EXHIBIT INDEX

Exhibit No.     Description of Exhibit
-----------     ----------------------

5               Opinion of Bryan Cave LLP

23-a            Consent of KPMG LLP

23-b            Consent of KPMG Certified Public Accountants

24              Power of Attorney (included on the signature page hereto)